UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

South Texas Oil Company
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization) 300 East Sonterra Boulevard Suite 1220 San Antonio, Texas (Address of principal executive offices)	001-33777 Commission File Number	74-2949620 (I.R.S. Employer Identification No.) 78258 (Zip Code)

Registrant’s telephone number, including area code:  (210) 545-5994

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 7, 2009, the U.S. Bankruptcy Court for the Western District of Texas entered a Final Order granting the motion of the Company and its subsidiaries Southern Texas Oil Company, a Texas corporation, STO Drilling Company, a Texas corporation STO Operating Company, a Texas corporation and its wholly owned subsidiary STO Properties LLC, a Texas limited liability company (collectively, the “Debtors”) for, inter alia, authority to enter into a DIP Loan with Giddings Investments LLC (the “DIP Lender”) for up to $1,500,000, and for adequate protections for the DIP Lender.

As disclosed in the Company’s Form 8-K, filed November 30, 2009, the DIP Note provides for aggregate post-petition loans of up to $1,500,000.  The use of proceeds under the DIP Note must be made in accordance with the budget that the Company presented to the DIP Lender, as required by the terms and conditions of a Debtor-In-Possession Loan and Security Agreement (the “DIP Credit Agreement”), executed contemporaneous with the DIP Note.  The principal amount outstanding under the DIP Note, plus interest accrued and unpaid thereon, will be due and payable in full at maturity on January 31, 2010.

Borrowings under the DIP Note bear interest at the lesser of a rate of ten percent (10%) per annum or the highest lawful rate. Upon the occurrence and during the continuance of an event of default as defined in the DIP Credit Agreement, interest shall accrue at the lesser of the non-default rate plus 5.00% per annum or the highest lawful rate. In addition to interest, the Debtors are required to and have paid a non-refundable commitment fee of $45,000 pursuant to the DIP Credit Agreement.

Obligations under the DIP Note and related documents constitute "superpriority" claims under the Bankruptcy Code, subject to certain “carve outs” set forth in the Order with respect to carve out expenses specified in the DIP Credit Agreement. The obligations are secured by a lien in favor of the DIP Lender on collateral constituting a security interest in all of the Debtors' assets, including property that is not subject to a security interest or lien as of the petition date.  In addition, the Order grants to the DIP Lender valid, enforceable and perfected first-priority priming security interests and liens of all assets of the Debtors liens prepetition or postpetition liens and security interests.

Most of the Debtors' filings with the Bankruptcy Court are available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court's web site (http://www.txwb.uscourts.gov) or may be obtained through private document retrieval services.

The foregoing is qualified in its entirety by reference to the DIP Note, a conformed copy of which was attached as Exhibit 10.1 to our Form 8-K filing of November 30, 2009, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2009

South Texas Oil Company

By: /s/ Michael J. Pawelek
Michael J. Pawelek, Chief Executive Officer